Exhibit 23.2

Pyxis Tankers Inc.

59 K. Karamanli Street
15125 Maroussi

Greece

April 14, 2021

Ladies and Gentlemen:

Reference is made to the Post-Effective Amendment No. 1 to the registration statement on Form F-1 of Pyxis Tankers Inc. (the “Company”), as may be amended or supplemented, including the prospectus contained therein (the “Registration Statement”). We hereby consent to each of the references to our name in the Registration Statement and to the use of the statistical information and industry and market data supplied by us set forth in the Registration Statement in the section entitled “The International Product Tanker Shipping Industry”, including any such information that has been incorporated by reference into the Registration Statement from the Company’s annual report on Form 20-F for the year ended December 31, 2020. We further advise the Company that our role has been limited to the provision of such statistical information and data supplied by us. With respect to such information and data, we advise you that:

(1)	we have accurately described the information and data of the oil tanker shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2)	our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the oil tanker shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled “Experts.”

Yours faithfully,

Nigel Gardiner

Group Managing Director

Drewry Shipping Consultants Ltd

LONDON | DELHI | SINGAPORE | SHANGHAI

Drewry Shipping Consultants, 15-17 Christopher Street, London EC2A 2BS, United Kingdom

t: +44 (0) 20 7538 0191 f: +44 (0) 20 7987 9396 e: enquiries@drewry.co.uk

Registered in England No. 3289135 Registered VAT No. 830 3017 77

www.drewry.co.uk